Exhibit 99.1

Investor Contact	Media Contact
David Martin	Jay Cooney
717.612.5628	717.730.3683
damartin@harsco.com	jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO ANNOUNCES RESULTS OF 67th ANNUAL MEETING OF STOCKHOLDERS

PHILADELPHIA – (April, 20, 2022) - Harsco Corp. (NYSE: HSC) announced the results of its 67th Annual Meeting of Stockholders, held virtually today.

Stockholders approved the election of all nine nominees to the Board of Directors to serve until the 2023 Annual Meeting and ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Independent Auditors for the year ending December 31, 2022. Stockholders also approved the Non-Binding Advisory Vote on Executive Officer Compensation.

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About Harsco Corporation

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams and innovative technologies for the rail sector. Based in Camp Hill, PA, the 12,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.